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THOMPSONBRUSSELS    CINCINNATI   CLEVELAND    COLUMBUS    DAYTON    WASHINGTON,
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D.C.
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         HINE
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                                 April 25, 2003


PC&J  Performance  Fund
300  Old  Post  Office
120  West  Third  Street
Dayton,  Ohio  45402

     RE:  PC&J  PERFORMANCE  FUND,  FILE  NOS.  2-87490  AND  811-3906

Gentlemen:
     A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 21 to the PC&J Performance Fund Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 22 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

     Very  truly  yours,

/S/

Thompson  Hine  LLP

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